EXHIBIT 10.5

 FIRST AMENDMENT
TO THE
UNITED BANCORP, INC.
SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN
(As Amended through February 26, 2009)

WHEREAS, United Bancorp, Inc. (the “Company”) has adopted and maintains the United Bancorp, Inc. Senior Management Bonus Deferral Stock Plan (As Amended through February 26, 2009) (the “Plan”); and

WHEREAS, pursuant to Section 10.2 of the Plan, the Company has reserved the right to amend the Plan at any time; and

WHEREAS, the Company desires to amend the Plan to comply with certain TARP restrictions on compensation.

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, the Plan is amended, effective immediately, as follows:

1.           The following sentence is added at the end of Section 10.2:

“Notwithstanding the preceding, the Board may amend the Plan in any manner required by law or to the extent the Board determines that a modification is needed to ensure that the Plan does not provide incentives for senior executive officers to take unnecessary or excessive risks that threaten the value of UBI or any of its controlled group members as prohibited by Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”).”

2.           A new Section 12 is added to the Plan as follows:

“12 -- RECOVERY.

If any payment received by a Participant under this Plan is determined to have been based on statements of earnings, revenue, gains or other criteria that are later proven to be materially inaccurate, and the payment is determined to be subject to the recovery provisions of EESA as amended by ARRA, the Participant shall return to the Company the excess of any value received under this Plan over the value that would have been received based on an accurate determination of such criteria.”

IN WITNESS WHEREOF, the Company has caused this First Amendment to the United Bancorp, Inc. Senior Management Bonus Deferral Stock Plan (As Amended through February 26, 2009) to be executed by its duly authorized representative this 15th day of September, 2009.

UNITED BANCORP, INC.

/s/ David S. Hickman
By:	David S. Hickman
Its:	Chairman of the Board